Exhibit 99

Sypris Reports 2012 Results

─────────────────────

Margins and EPS Expand over Prior Year

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 12, 2013--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today reported financial results for its fourth quarter and full year ended December 31, 2012.

HIGHLIGHTS

─────────────────────

For the Full Year:

  Revenue increased to $342 million.
  Gross profit increased 24% to $44 million compared to the prior year.
  Gross margin increased to 12.8%, up 230 basis points from the prior year.
  Earnings per share from continuing operations increased 16% to $0.50 per diluted share, up from $0.43 per diluted share in 2011.
  The Company reinstated its common dividend in March of 2012.
  The Company was added to the Russell 2000 Index effective June of 2012.

─────────────────────

The Company reported revenue of $341.6 million for 2012 compared to $335.6 million for the prior year period and income from continuing operations of $10.3 million, or $0.50 per diluted share, as compared to $8.4 million, or $0.43 per diluted share, for the prior year.

“Our Industrial Group responded well to the reduction in the production of commercial vehicles during the second half of 2012,” said Jeffrey T. Gill, president and chief executive officer. “We now expect the commercial vehicle market to remain stable at current levels in the short-term, as OEMs focus on the introduction of the new model year vehicles and engine technologies early in 2013.”

“However, with an estimated 70% of the vehicles on the road today being of an age that is in excess of eight years, the eventual replacement cycle is expected to be robust for an extended period of time. In the interim, we believe that our improved cost profile and strong operational performance, which resulted in an 80 basis point increase in gross margin for our Industrial Group during the year when compared to 2011, will enable us to sustain the profitability of this business.”

“Our Aerospace and Defense business continues to be affected by budgetary and funding uncertainties within the U.S. Department of Defense that are not expected to be eliminated in the near term. Despite the decline in revenue in 2012, our improved product mix resulted in a 61.9% increase in gross profit when compared to 2011."

“In the long-term, we will continue to invest in new products and programs to further improve the attractiveness of our business portfolio, with a specific emphasis on trusted solutions for identity management, cryptographic key distribution and cyber analytics. We believe that our product mix going forward should help us to maintain our margin in the face of what is likely to be lumpy revenue until the many macroeconomic and policy issues are successfully resolved.”

Consolidated income from continuing operations for the full year ended December 31, 2012 included a foreign currency related loss of $0.8 million, a gain of $2.6 million on the sale of idle assets, a gain of $1.9 million in connection with the sale of marketable securities and a $1.7 million write-off of deferred contract costs, while income from continuing operations for the prior year included gains of $3.0 million in connection with a customer settlement, $4.5 million from the disposition of idle assets and a foreign currency related gain of $2.6 million.

The Company reported revenue of $67.5 million for the fourth quarter compared to $83.6 million for the prior year period. The Company’s loss from continuing operations for the three months ended December 31, 2012 was $0.9 million, or $0.04 per diluted share, as compared to income from continuing operations of $1.4 million, or $0.07 per diluted share, for the prior year period. The loss from continuing operations for the three months ended December 31, 2012 included a $1.7 million non-cash write-off of deferred contract costs, as mentioned above, due to the current uncertainty surrounding sequestration.

The Industrial Group

Revenue for our Industrial Group decreased 23.2% to $55.5 million in the fourth quarter compared to $72.2 million for the prior year period and 14.8% sequentially, primarily as a result of a recent move by commercial vehicle OEM’s to rebalance inventory with lower levels of demand. Gross profit for the quarter was $5.6 million, or 10.1% of revenue, compared to $8.2 million, or 11.4% of revenue for the same period in 2011.

The Electronics Group

Revenue for our Electronics Group was $12.0 million in the fourth quarter compared to $11.4 million in the prior year period, reflecting higher revenue within our space business. Gross profit for the quarter was $3.1 million, or 25.6% of revenue, compared to $0.5 million, or 4.5% of revenue for the same period in 2011, reflecting improved product mix, including increase product sales to overseas customers, which typically carry higher margins.

Outlook

Mr. Gill added, “We will continue to concentrate on the daily execution of our business. We expect recent investments in production cells and automation by our Industrial Group to contribute to further margin expansion going forward once volumes return to full replacement levels later this year. Our Electronics Group will continue to face near-term revenue challenges that we expect to be ongoing until the outlook for defense spending is clarified and authorized.”

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include the following: declining revenues and backlog in our aerospace and defense business lines as we attempt to transition from legacy products and services into new market segments and technologies; dependence on, recruitment or retention of key employees; our ability to successfully develop, launch or sustain new products and programs within the Electronics Group especially in new market segments and technologies; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; potential weaknesses in internal controls over financial reporting and enterprise risk management; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; potential liabilities associated with discontinued operations; fees, costs or other dilutive effects of refinancing, or compliance with covenants; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions (including FCPA, OSHA and Federal Acquisition Regulations, among others); breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; cyber security threats and disruptions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; changes or delays in customer budgets, funding or programs; disputes or litigation involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; the costs and supply of debt, equity capital, or insurance; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2012	2011
	(Unaudited)
Revenue	$67,466	$83,580
Net (loss) income	$(940)	$1,323
Basic income (loss) per common share:
Continuing operations	$(0.04)	$0.07
Discontinued operations	(0.01)	-
Net income per share	$(0.05)	$0.07
Diluted income (loss) per common share:
Continuing operations	$(0.04)	$0.07
Discontinued operations	(0.01)	-
Net (loss) income per share	$(0.05)	$0.07
Weighted average shares outstanding:
Basic	19,172	18,850
Diluted	19,172	19,032

	Years Ended
	December 31,
	2012	2011
	(Unaudited)	(Note)
Revenue	$341,604	$335,625
Net income	$3,047	$7,907
Basic income (loss) per common share:
Continuing operations	$0.51	$0.43
Discontinued operations	(0.38)	(0.03)
Net income per share	$0.13	$0.40
Diluted income (loss) per common share:
Continuing operations	$0.50	$0.43
Discontinued operations	(0.37)	(0.03)
Net income per share	$0.13	$0.40
Weighted average shares outstanding:
Basic	19,050	18,823
Diluted	19,415	19,008

Note: The selected data at December 31, 2011 has been derived from the audited consolidated financial statements at that date and does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)	(Note)
Net revenue:
Industrial Group	$55,498	$72,223	$286,046	$273,305
Electronics Group	11,968	11,357	55,558	62,320
Total net revenue	67,466	83,580	341,604	335,625
Cost of sales:
Industrial Group	49,919	64,023	255,065	245,962
Electronics Group	8,909	10,850	42,790	54,434
Total cost of sales	58,828	74,873	297,855	300,396
Gross profit:
Industrial Group	5,579	8,200	30,981	27,343
Electronics Group	3,059	507	12,768	7,886
Total gross profit	8,638	8,707	43,749	35,229
Selling, general and administrative	7,871	7,410	30,797	28,315
Research and development	1,303	760	3,816	3,397
Amortization of intangible assets	23	22	89	102
Nonrecurring (income) expense, net	-	-	-	(3,000)
Restructuring expense, net	-	(2)	-	231
Operating income	(559)	517	9,047	6,184
Interest expense, net	117	124	437	1,732
(Gain) on sale of marketable securities	-	-	(1,850)	-
Other (income), net	(85)	(621)	(2,055)	(6,604)
(Loss) income from continuing operations before taxes	(591)	1,014	12,515	11,056
Income tax expense (benefit), net	259	(387)	2,248	2,621
(Loss) income from continuing operations	(850)	1,401	10,267	8,435
Loss from discontinued operations, net of tax	(90)	(78)	(7,220)	(528)
Net (loss) income	$(940)	$1,323	$3,047	$7,907
Basic income (loss) per share:
(Loss) income per share from continuing operations	$(0.04)	$0.07	$0.51	$0.43
Loss per share from discontinued operations	(0.01)	-	(0.38)	(0.03)
Net (loss) income per share	$(0.05)	$0.07	$0.13	$0.40
Diluted income (loss) per share:
(Loss) income per share from continuing operations	$(0.04)	$0.07	$0.50	$0.43
Loss per share from discontinued operations	(0.01)	-	(0.37)	(0.03)
Net (loss) income per share	$(0.05)	$0.07	$0.13	$0.40
Dividends declared per common share	$0.02	$-	$0.08	$-
Weighted average shares outstanding:
Basic	19,172	18,850	19,050	18,823
Diluted	19,172	19,032	19,415	19,008

Note: The statement of operations at December 31, 2011 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	December 31,	December 31,
	2012	2011
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$18,664	$18,173
Accounts receivable, net	38,530	42,984
Inventory, net	33,958	33,621
Other current assets	4,946	3,468
Assets held for sale	—	1,739
Total current assets	96,098	99,985
Restricted cash	—	3,000
Investment in marketable securities	—	1,749
Property, plant and equipment, net	53,050	56,891
Goodwill	6,900	6,900
Other assets	4,920	7,200
Total assets	$160,968	$175,725
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,267	$51,303
Accrued liabilities	21,988	23,569
Total current liabilities	58,255	74,872
Long-term debt	19,000	10,000
Other liabilities	20,780	30,385
Total liabilities	98,035	115,257
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	—	—
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	—	—
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	—	—
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 20,190,116 shares issued and 20,155,268 outstanding in 2012 and 20,108,635 shares issued and 19,995,401 outstanding in 2011	202	201
Additional paid-in capital	149,576	149,160
Retained deficit	(65,282)	(66,722)
Accumulated other comprehensive loss	(21,562)	(22,170)
Treasury stock, 34,848 and 113,234 shares in 2012 and 2011, respectively	(1)	(1)
Total stockholders’ equity	62,933	60,468
Total liabilities and stockholders’ equity	$160,968	$175,725

Note: The balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Year Ended December 31,

	2012	2011
	(Unaudited)	(Note)
Cash flows from operating activities:
Net income	$3,047	$7,907
Loss from discontinued operations	(7,220)	(528)
Income from continuing operations	10,267	8,435
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	12,251	14,216
Deferred income taxes	871	508
Gain on the sale of marketable securities	(1,850)	—
Stock-based compensation expense	1,826	979
Deferred revenue recognized	(7,892)	(6,884)
Deferred loan costs recognized	78	172
Write-off of pre-contract costs	1,113	—
Write-off of debt issuance costs	—	277
Gain on the sale of assets	(2,590)	(4,523)
Provision for excess and obsolete inventory	928	945
Other noncash items	1,209	(2,545)
Contributions to pension plans	(1,598)	(753)
Changes in operating assets and liabilities:
Accounts receivable	4,307	(1,509)
Inventory	(1,191)	(4,302)
Prepaid expenses and other assets	(1,350)	564
Accounts payable	(15,193)	11,747
Accrued and other liabilities	(6,106)	100
Net cash (used in) provided by operating activities	(4,920)	17,427
Cash flows from investing activities:
Capital expenditures	(7,082)	(6,848)
Proceeds from sale of marketable securities	1,914	—
Proceeds from sale of assets	4,595	5,032
Other	—	33
Net cash used in investing activities	(573)	(1,783)
Cash flows from financing activities:
Repayment of former Revolving Credit Agreement	—	(10,000)
Repayment of former Senior Notes	—	(13,305)
Net proceeds from Credit Facility	9,000	10,000
Payments for deferred loan costs	—	(387)
Common stock repurchases	(660)	—
Indirect repurchase of shares for minimum statutory tax withholdings	(750)	(435)
Cash dividends paid	(1,607)	—
Proceeds from issuance of common stock	1	64
Net cash provided by (used in) financing activities	5,984	(14,063)
Net increase in cash and cash equivalents	491	1,581
Cash and cash equivalents at beginning of period	18,173	16,592
Cash and cash equivalents at end of period	$18,664	$18,173

Note: The cash flow statement at December 31, 2011 has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Chief Financial Officer